EXHIBIT 10.1

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”), dated as of October 3, 2016 (the “Closing Date”), is entered by and among THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a holder of Notes (“PICA”), PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, as a holder of Notes (together with PICA, “Sellers”), MTBC Acquisition, Corp. (“Buyer”), and Medical Transcription Billing, Corp. (“Parent”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.

WHEREAS, MediGain, LLC (the “Company”) and the Noteholders are parties to that certain Note Purchase and Revolving Credit Agreement, dated as of October 3, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”);

WHEREAS, pursuant to the Note Purchase Agreement, the Company has issued senior notes to the Sellers in the original principal amount of $17,250,000 (the “Seller Notes”);

WHEREAS, subject to and conditioned upon the terms of this Agreement, Buyer wishes to purchase from Sellers, and each Seller wishes to sell, assign and transfer, all of its respective right, title, and interest in and to the Seller Notes and the other Transaction Documents; and

WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer, the Company and Millennium Practice Management Associates, LLC, a New Jersey limited liability company (“Millennium”), are entering into a Strict Foreclosure Agreement (the “Strict Foreclosure Agreement”);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Note Sale. Subject to the terms and conditions hereof, Sellers hereby irrevocably sell, transfer and assign to Buyer, without recourse, representation or warranty of any kind except as set forth herein, and Buyer hereby irrevocably purchases and assumes from Sellers, all of Sellers’ right, title, obligations and interest in and with respect to the Seller Notes, the Note Purchase Agreement, the Limited Guaranty Agreement, the Millennium Subordination Agreement and the other Transaction Documents (including all of Sellers’ rights and remedies under the Transaction Documents) (the “Assigned Interests”), for $7,000,000 (Seven Million Dollars), which shall be paid as follows: (a) $2,000,000 (Two Million Dollars) at Closing in immediately available federal funds to an account designated by Sellers (the “Closing Date Payment”); and (b) the balance of $5,000,000 (Five Million Dollars) shall be paid by Parent and Buyer within 90 days of Closing in immediately available federal funds to an account designated by Sellers (the “Post-Closing Payment”). Parent and Buyer shall be jointly and severally liable for all obligations set forth herein.

2. The Closing. The execution and delivery of this Agreement by the Buyer, Parent and Sellers, and the closing of the purchase, assignment and assumption of the Assigned Interests pursuant to this Agreement (the “Closing”), took place on or about, and effective as of, 12:00 a.m., Central Standard Time on the Closing Date.

3. Surviving Rights of Sellers Under Note Purchase Agreement. Notwithstanding anything herein to the contrary, Sellers shall retain all indemnification rights and indemnification claims they may hold against the Company and/or Millennium under any Transaction Document.

4. Deliveries at Closing.

a. Deliveries by Sellers. At the Closing, Sellers shall deliver or cause to be delivered to Buyer:

i. a Collateral Agency Assignment Agreement, in form and substance satisfactory to Buyer and Collateral Agent, duly executed by the Collateral Agent, Sellers, and Buyer, pursuant to which, effective as of the Closing, the Collateral Agent shall resign as Collateral Agent and Buyer shall be appointed as successor Collateral Agent; and

ii. the original of each of the Seller Notes (or an affidavit of lost note in form and substance reasonably satisfactory to Buyer), duly endorsed without recourse to Sellers, and such other and further instruments of assignment and transfer as may be required to fully vest in Buyer all of Sellers’ rights and privileges under the Transaction Documents.

b. Deliveries by Buyer. At the Closing, Buyer shall deliver the Closing Date Payment to Sellers pursuant to the terms of Section 1.

5. Assignment and Delegation. Effective as of the Closing: (a) Sellers hereby irrevocably assign and delegate to Buyer all of their rights, remedies, duties and obligations under the Transaction Documents; and (b) Buyer, by its execution of this Agreement, hereby purchases, assumes and accepts such assignment and delegation and agrees to be bound by the terms and conditions of the Note Purchase Agreement and the other Transaction Documents.

6. Sellers’ Representations and Warranties. Sellers hereby represent and warrant as of the date hereof and as of the Closing Date as follows:

a. Neither the Sellers nor anyone acting on their behalf has offered the Seller Notes, the Assigned Interests, or any part thereof by means of any general solicitation or general advertising and neither the Sellers nor anyone acting on their behalf has taken any action that would subject the sale of Assigned Interests to Buyer to the registration provisions of Section 5 of the Securities Act of 1933, as amended (the “Act”). The Seller Notes have not been registered under the Act or the securities or the securities laws of any state or other jurisdiction.

b. As of the date hereof, the principal outstanding under the Seller Notes delivered pursuant to Section 2 above is not less than $15,325,000 and, as of the date hereof, interest on the Seller Notes has been paid through on or about March 6, 2015.

c. Each Seller has provided Buyer with a true, correct and complete copy of its Seller Notes, Note Purchase Agreement and all material Transaction Documents.

d. Each Seller is duly organized and validly existing under the laws of the jurisdiction of its respective incorporation and has full right, power and authority to convey the Assigned Interests to Buyer. The execution, delivery, and performance by Sellers of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Sellers. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Sellers, and (assuming due authorization, execution, and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms.

e. Except as provided in that certain Last-Out Participation Agreement dated as of September 29, 2015 by and among the Sellers, the Collateral Agent, Prudential Capital Partners IV, L.P., Prudential Capital Partners Management Fund IV, L.P. and PCP Capital Partners (Parallel Fund) IV, L.P., on the Closing Date: (i) Sellers are the sole legal and beneficial owners of the Assigned Interests and have not assigned, pledged, hypothecated, encumbered, or transferred any of such Assigned Interests, in whole or in part, except as explicitly disclosed herein; and (ii) Sellers own the Seller Notes free and clear of all mortgages, liens, loans, and encumbrances, including all encumbrances and liens that arise in the ordinary course of business that might impair Sellers’ ownership or use of such property or assets.

f. Due to the occurrence and continuation of one or more Events of Default, no Seller is obligated to extend any further credit to the Company pursuant to the Note Purchase Agreement or the Seller Notes.

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g. No consent, approval, waiver, or authorization is required to be obtained by Sellers from any person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Sellers of this Agreement and the consummation of the transactions contemplated hereby.

h. To Sellers’ Knowledge (as defined below), there is no material inaccuracy in the representations made by the Company in Section 17(b)(ix) and (xviii) of the Strict Foreclosure Agreement. As used herein, the term “Sellers’ Knowledge” means the actual knowledge of Paul Procyk.

i. Sellers represent that no broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers; provided, however, that out of an abundance of caution, the parties acknowledge that certain fees and expenses may be payable by the Company to TKO Miller. Sellers hereby agree that in the event any claim is made for a broker’s commission as a result of a Seller’s breach of the representation contained herein, Sellers shall hold Buyer and its successors and assigns harmless, and shall indemnify such parties, from and against any and all liabilities arising out of such claims, including reasonable attorneys’ fees and court costs. This paragraph shall survive the Closing.

7. Buyer Representations and Warranties. Buyer and Parent hereby represent and warrant to each Seller as follows:

a. Buyer and Parent acknowledge that the Seller Notes have not been registered under the Act or the securities or the securities laws of any state or other jurisdiction. The Seller Notes may be resold only if registered pursuant to the provisions of the Act and applicable state securities laws or if an exemption from such registration is available. Neither the Company nor either of the Sellers is required to register the resale of the Seller Notes by Buyer. Any transfer of the Seller Notes must comply with the Transaction Documents.

b. Buyer is acquiring the Assigned Interests for its own account, and not with a view to distribution thereof, provided that the disposition of Buyer’s property shall at all times be and remain within its control. Buyer is not acting as an agent or broker in purchasing the Assigned Interests from Sellers under this Agreement. Buyer will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Assigned Interests or transfer of the Seller Notes.

c. Buyer and Parent are sophisticated investors that are “accredited investors” within the meaning of Rule 501 under the Act. Buyer is not an affiliate of the Company, as defined in Rule 405 under the Act.

d. Buyer and Parent have conducted, to the extent each of them deemed necessary, an independent investigation of all such matters, and have had the opportunity to receive such information and documents as, in each of their judgment, are necessary for it to make an informed investment decision with respect to its purchase of the Assigned Interests. Neither Buyer nor Parent have relied upon either of the Sellers for any investigation or assessment to evaluate Buyer’s purchase of the Assigned Interests. Buyer and Parent understand that Sellers have rights to receive and have received information from the Company and Millennium under the Note Purchase Agreement and, accordingly, Sellers may have material information concerning the Company and the Assigned Interests that has not been disclosed publicly or to Buyer or Parent (collectively, the “Excluded Information”). Buyer and Parent are completing the purchase of the Assigned Interests contemplated by this Agreement with full knowledge that Sellers may be aware of material and non-public information regarding the Company and Millennium. Each of Buyer and Parent has received all information that it believes is necessary or appropriate in connection with the sale of the Assigned Interests. Buyer and Parent are both informed and sophisticated parties regularly involved in the purchase and sale of securities and have engaged, to the extent they deem appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. Buyer and Parent acknowledge that neither Buyer nor Parent have relied upon any express or implied representations or warranties of any kind and nature whatsoever made by or on behalf of the Company or Sellers, whether or not any such representations, warranties, or statements were made in writing or orally, except as expressly set forth by Sellers in this Agreement.

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e. Buyer and Parent are duly organized and validly existing under the laws of the jurisdiction of their incorporation and Buyer has full right, power and authority to purchase the Assigned Interests from Seller. The execution, delivery, and performance by Buyer and Parent of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer and Parent. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer and Parent, and (assuming due authorization, execution, and delivery by Sellers) this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Buyer and Parent, enforceable against Buyer and Parent in accordance with their respective terms.

f. Except as specifically set forth in this Agreement, no Seller has made any representations, warranties or agreements, express or implied, of any kind with respect to Buyer’s purchase of the Assigned Interests. Other than the obligations that are specifically set forth in this Agreement, neither Seller has any obligation to Buyer or Parent, express or implied, including fiduciary obligations.

g. Buyer and Parent have either received from Seller or otherwise obtained copies of the Transaction Documents, have received all other information, if any, that they have requested from either Seller and have had an ample opportunity to review such Transaction Documents and other information. Buyer is acquiring the Assigned Interests in accordance and compliance with the terms of the Transaction Documents. Buyer and Parent understand that the terms of the Note Purchase Agreement and the terms of each waiver, forbearance, amendment and agreement made by Sellers shall be binding upon Buyer as holder of the Assigned Interests.

h. Disclosure of any information concerning the Company or the Transaction Documents made by either Seller to Buyer or Parent is made subject to any confidentiality provisions of the Transaction Documents, and Buyer covenants and agrees to comply with such confidentiality provisions.

i. Buyer and Parent acknowledge that, except as set forth in Section 6(h) of this Agreement, no Seller makes any representation or warranty whatsoever concerning the accuracy, adequacy, completeness or truth of the statements made by the Company or any of the other parties to the Transaction Documents, and that no Seller shall have any liability for any misstatement of a material fact contained in the Transaction Documents or for the omission therefrom of any material fact required to be stated therein in order to make the statements therein not misleading.

j. Buyer and Parent represent that no broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or Parent. Buyer and Parent hereby agree that in the event any claim is made for a broker’s commission as a result of Buyer’s or Parent’s breach of the representation contained herein, Buyer and Parent shall hold Sellers and their successors and assigns harmless, and shall indemnify such parties, from and against any and all liabilities arising out of such claims, including reasonable attorneys’ fees. This paragraph shall survive the Closing.

k. Parent represents and acknowledges that if Parent or Buyer fail to pay the full amount of the Post-Closing Payment within 90 days of Closing, for any reason, then information regarding this failure will constitute material information that Parent will be required to disclose to the public, promptly following the occurrence of any such failure (and in any event no later than four (4) business days following such failure), and Parent hereby agrees that it will make such disclosure.

8. Further Assurances. The Sellers, at Buyer’s sole cost and expense, shall execute and deliver all further documents or instruments reasonably requested by Buyer in order to effect the intent and purposes of this Agreement and obtain the full benefit of this Agreement.

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9. Obligations Absolute. Buyer’s and Parent’s obligation to pay the Post-Closing Payment is absolute, irrevocable, and unconditional and shall not be subject to any setoff, recoupment, claim, counterclaim or defense. Buyer and Parent hereby waive any such defenses (including any defenses based upon an alleged breach of this Agreement or misrepresentation by any Seller). Buyer and Parent acknowledge that Parent, as the sole equity holder of Buyer, will derive substantial benefit from the transactions contemplated in this Agreement.

10. Miscellaneous.

a. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall have the same legal effect as an original signed copy of this Agreement.

b. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PROVISIONS THEREOF AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF BUYER, PARENT AND SELLERS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

c. THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK WILL HAVE SOLE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN OR AMONG THE PARTIES, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY THE TRANSACTIONS CONTEMPLATED HEREBY.

d. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

e. This Agreement constitutes the complete agreement of the parties with respect to the subject matter hereof, and supersedes all prior communications and agreements of the parties with respect thereto, all of which have become merged and integrated into this Agreement. This Agreement may not be amended, modified or waived, except by a writing executed by each of the parties hereto.

f. Unless otherwise set forth herein, any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and shall be deemed duly given (i) upon delivery, when delivered personally, (ii) one (1) business day after being sent by overnight courier or when sent by facsimile transmission (with a confirming copy sent by overnight courier), and (iii) three (3) days after being sent by registered or certified mail, postage prepaid, as follows:

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if to the Sellers, to:

c/o The Prudential Insurance Company of America
Corporate Projects and Workouts
Attn: Vice President
655 Broad Street, 16th Floor
Newark, NJ 07102

with a copy (which shall not constitute notice) to

King & Spalding LLP
Attn: Sarah R. Borders
1180 Peachtree Street NE
Atlanta, GA 30309

if to Buyer or Parent, to:

Medical Transcription Billing, Corp.
Attn: Shruti Patel
7 Clyde Road
Somerset, NJ 08873

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with a copy to (which shall not constitute notice):

Bryan Cave LLP
JP Morgan Chase Tower
2200 Ross Avenue, Suite 3300
Dallas, TX 75201-7965
Attn: Keith Aurzada, Esq.

g. Except as otherwise set forth expressly herein, all costs and expenses incurred in connection with this Agreement or the transactions contemplated herein shall be paid by the party incurring such cost or expense.

h. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

i. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other Party.

j. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

k. In the event a party to this Agreement brings an action or suit against any other party to this Agreement by reason of a breach of any provision of this Agreement (including any covenant or any inaccuracy in any representation or warranty) on the part of such other party, the prevailing party in such action or dispute, whether by final judgment or out of court settlement, shall be entitled to have and recover from the other party all costs and expenses of suit, including reasonable attorneys’ fees and costs.

l. Neither Buyer, Parent, nor any Seller shall make any public announcement concerning this Agreement or any other matters relating to the transactions contemplated herein; provided, however, that: (i) Buyer or any Seller may, after consultation with the other, disclose any information to the extent it is advised by its outside legal counsel that such disclosure is required under applicable law or by regulatory authority; and (ii) any Seller may disclose this Agreement and discuss the transactions contemplated hereby with any holder of notes issued by the Company. Except as permitted by the preceding sentence, under no circumstances will Buyer, Parent, or any Seller (or any of their respective representatives) discuss or disclose any non-public information regarding the existence or terms of this Agreement with or to any other person or entity other than their representatives, including Buyer’s affiliates, who have a need to know such information solely for purposes of assisting such party in regard to the transactions contemplated herein.

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m. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that: (i) neither Seller is a party to the Strict Foreclosure Agreement; (ii) this Agreement and the Strict Foreclosure Agreement shall be deemed to be separate and distinct agreements, and the transactions contemplated by such agreements shall be deemed to be separate and distinct transactions; and (iii) if any provision or transaction contemplated by or related to the Strict Foreclosure Agreement is subsequently invalidated, declared to be fraudulent or preferential, set aside, or modified in any other way, this Agreement shall remain in full force and effect and the validity and enforceability of the provisions of this Agreement (and the transactions contemplated hereby) shall not in any way be impaired, invalidated, avoided, set aside, or otherwise modified

n. Buyer and Parent, on behalf of themselves and each of their subsidiaries and other affiliates and their respective officers, directors, managers, shareholders, members, partners, successors, and assigns (collectively, “Releasors”), hereby releases, waives, and forever discharges each of the Sellers and their respective officers, directors, managers, shareholders, members, and affiliates and their respective heirs, beneficiaries, agents, advisors, representatives, successors, and assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, obligations, costs, expenses, rights, agreements, promises, damages, judgments, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity, which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever arising out of or relating to the failure of any Seller, the Company or Millennium to disclose to Buyer or Parent the Excluded Information or the Sellers’ sale of the Assigned Interests; provided, however, that the foregoing release shall not release the Sellers from any obligations, representations, or warranties expressly set forth in this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed as of the date first above written.

SELLERS:

The Prudential Insurance Company of America, as a Noteholder

By:	/s/ Paul Procyk
Paul Procyk
Vice President

Prudential Retirement Insurance and Annuity Company, as a Noteholder

By:	PGIM, Inc., as investment manager

By:	/s/ Paul Procyk
Paul Procyk
Vice President

Signature Page to Assignment Agreement

BUYER:

MTBC Acquisition, Corp.

By:	/s/ Mahmud U. Haq
Name:	Mahmud U. Haq
Title:	CEO

PARENT:

MEDICAL TRANSCRIPTION BILLING, CORP.

By:	/s/ Stephen A. Snyder
Name:	Stephen A. Snyder
Title:	President

Signature Page to Assignment Agreement